Exhibit 99.1

Investor Presentation Second Quarter 2022

Disclosure Forward - Looking Statements This presentation contains forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 . In some cases, such forward - looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words . Forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements . Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following : the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves ; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended ; the downgrade in the financial strength rating of our regulated insurance subsidiaries announced May 7 , 2021 , or further downgrades, impacting our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition ; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel ; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both ; the negative impact that a persistent high inflationary environment could have on our reserves, the values of our investments and investment returns, and on our compensation expenses ; exposure to credit risk, interest rate risk and other market risk in our investment portfolio ; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships ; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships ; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss ; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform their reimbursement obligations ; inadequacy of premiums we charge to compensate us for our losses incurred ; changes in laws or government regulation, including tax or insurance law and regulations ; the ongoing effect of Public Law No . 115 - 97 , informally titled the Tax Cuts and Jobs Act, which may have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders ; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U . S . federal income taxation ; the Company or any of its foreign subsidiaries becoming subject to U . S . federal income taxation ; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities ; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events ; the effects of the COVID - 19 pandemic and associated government actions on our operations and financial performance ; potential effects on our business of emerging claim and coverage issues ; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents ; our ability to manage our growth effectively ; failure to maintain effective internal controls in accordance with Sarbanes - Oxley Act of 2002 , as amended (“Sarbanes - Oxley”) ; and changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends . Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward - looking statements, is contained in our filings with the U . S . Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10 - K and our other documents on file with the SEC . These forward - looking statements speak only as of the date of this investor presentation and the Company does not undertake any obligation to update or revise any forward - looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures as defined by Regulation G of the rules of the SEC . These non - GAAP measures, such as underwriting profit, adjusted net operating (loss) income, tangible equity, tangible common equity, tangible equity per share, and tangible common equity per common share are not in accordance with, nor are they a substitute for, GAAP measures . We believe these non - GAAP measures provide users of our financial information useful insight into our performance . Investors should consider non - GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures . Please refer to pages 22 & 23 of this presentation for a reconciliation of the non - GAAP financial measures to the equivalent GAAP equivalents . Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party . Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content . In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content . A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice . Credit ratings are statements of opinions and are not statements of fact . Market and Industry Data This presentation includes market and industry data, forecasts and projections . We have obtained certain market and industry data from publicly available industry publications . These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed . The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved . 2

Executive Summary

4 Overview of James River x Renew our unrelenting focus on underwriting profitability x We seek to generate superior margins from our niche casualty focused underwriting risks, while growing fee income in our fronting and program business x We intend to continue to focus on the small and middle market, where we have earned superior returns over our 20 year history x Target low volatility casualty risk with low retentions and little property exposure x Enhanced enterprise risk management (ERM) profile, with a refined ERM framework and additional expertise brought to the organization x Highly efficient operator with leading expense ratio x Significantly de - risked balance sheet following reserve adjustments and loss portfolio transfer transactions, as well as additional capital raised x We anticipate a low double digit return on tangible common equity for 2022 (including the impact of certain adjustments for the Casualty Reinsurance related Loss Portfolio Transfer) We seek to deliver a consistent, top tier return on tangible common equity and generate sector leading value creation

Our Business

- We are a specialty, low volatility underwriting company with an attractive, sizeable Excess & Surplus ("E&S") franchise and scaling "capital light" fronting business experiencing an extremely robust market for property and casualty risk.
- Little catastrophe or cyber exposure, and effective use of reinsurance to limit volatility.
- Our focus is small and medium sized commercial account E&S casualty business which we look to continue to complement with a growing fee business within our Specialty Admitted segment.
- Our balance sheet has been significantly strengthened by two loss portfolio transfer ("LPT") transactions on distinct books of business, as well as significant reserve strengthening, and capital raised, over the last 18 months.

Our Key Growth Opportunities

E&S Segment

- Focus is on small and medium sized commercial account E&S casualty business; generally $1.0 MM per occurrence limits; ~$23,000 average premium per policy
- Significant strength in current market environment
- The E&S segment has experienced 22 consecutive quarters of renewal rate increases; 58% CAGR over that time period
- Underwritten by specialists in 13 divisions and distributed through ~110 broker groups

PROFITABLE SPECIALTY UNDERWRITING

60% of 2Q 2022 LTM Consolidated GWP

$909 MM 2Q 2022 LTM GWP

$79 MM 2Q 2022 LTM Underwriting Profit (1)

Specialty Admitted Segment

- Segment includes (i) a growing, deal-driven, "capital light" fee business that fronts admitted and non-admitted business and (ii) a targeted book of workers' compensation risks
- Business is scaling, as fee income grows and new programs are added, with a stable expense and capital base
- Experienced management team with a robust pipeline of new programs
- Gross fee income of $24 MM for 2Q 2022 LTM increased 16% compared to 2Q 2021 LTM

A FOCUS ON FEE INCOME

32% of 2Q 2022 LTM Consolidated GWP

$486 MM 2Q 2022 LTM GWP

$8 MM 2Q 2022 LTM Underwriting Profit

Casualty Reinsurance Segment

- Segment being meaningfully downsized during 2022; expected to be less than 5% of Company GWP. Majority of legacy reserves significantly de-risked via LPT closed in March 2022
- Third-party proportional and working-layer casualty business focused on small and medium U.S. specialty lines
- Experiencing significant positive renewal rate increases similar to the E&S segment
- Loss mitigation features are widely utilized across the book

CONTINUED OPTIMIZATION IN 2022

8% of 2Q 2022 LTM Consolidated GWP

$118 MM 2Q 2022 LTM GWP

Note: Last twelve months ("LTM") for 2Q 2022 is the sum of 3Q 2021 through 2Q 2022, and for 2Q 2021 is the sum of 3Q 2020 through 2Q 2021.
(1) Underwriting profit is shown for Core E&S and excludes adverse development of $37 MM related to the commercial auto business.

JAMES RIVER GROUP HOLDINGS, LTD.

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Attractive Growth Businesses

- Attractive E&S market poised for expected continued profitable growth as industry competitors retrench, and new businesses are forced to find insurance coverage in the E&S market given their lack of insurance loss history.
- Our primary businesses (Core E&S[1] and Specialty Admitted) have been profitable and consistently growing since 2013, and represented 89% of gross written premiums as of 2Q 2022 LTM.
- Core E&S has grown substantially during recent market strength, with a 3x increase from $282 MM in 2017 to $868 MM for 2Q 2022 LTM.
- Core E&S is benefiting from significant rate hardening and strong renewal submission flow as major industry competitors retrench and standard market writers recalibrate their risk appetite.

Historical GWP ($M) [2]

Growing businesses % of Consolidated GWP:



57% 53% 57% 60% 55% 61% 61% 86% 86% 89%
24% CAGR in growing businesses (2013 – 2Q22)
$190 $21
$218 $59
$235 $91
$261 $182
$282 $316
$334 $374
$517 $388
$669 $409
$799 $492
$868 $486
2013 2014 2015 2016 2017 2018 2019 2020 2021 2Q22 LTM
Core E&S
Specialty Admitted
Commercial Auto
Casualty Re

Quarterly Core E&S Renewal Rate Increases



Compound aggregate rate increases on renewal book last 22 quarters = 58%
13% 2% 2% 10% 3% 5% 6% 6% 14% 19% 13% 9% 15% 18% 9% 10% 8% 14%
Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22

(1) The term "Core E&S" used in this presentation refers to our Excess and Surplus lines segment excluding the commercial auto business written in such segment.
(2) The large commercial auto account in run off represents the bulk of our commercial auto gross written premiums through 12/31/2019. None of the remaining commercial auto business we write is exposed to the "ride-share" sector.

JAMES RIVER GROUP HOLDINGS, LTD.
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7 What is Driving Growth in the E&S Market? The E&S market began experiencing rate hardening in late 2018 / early 2019 and the hardening significantly accelerated in 2020 driven by the Global Pandemic. Admitted market carriers have been tightening underwriting guidelines or non - renewing business, pushing it to the E&S market Increasing jury verdicts and social inflation Reopening economy in the wake of a recession Increased risk of cyber threats as the world becomes more digitized Emergence of novel health risks Increasing catastrophe losses and risk of climate change + We believe we have little exposure to social inflation in our Core E&S book given its small account nature, risk profile and limit deployment New business formation and small business revamp are our key clients; significant growth in contract binding business We have negligible cyber exposure as an underwriter The overwhelming majority of our Core E&S book has an organic pathogen exclusion We write little cat exposed property, and for the risks we do insure we have robust reinsurance protection up to the 1:1,000 year level (1) (1) We have structured our reinsurance agreements so that our modeled net pre - tax loss from a 1:1,000 year probable maximum loss ("P ML") event would not exceed 2.5% of shareholders’ equity on a group - wide basis. Please refer to our most recent Form 10 - K and 10 - Q filings for a detailed description of our reinsurance progr am.

$25.4 $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 $62.9 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 8 The E&S Market is Highly Attractive U.S. Excess & Surplus Lines DWP ($BN) Profitability of E&S Industry vs. Total P&C Industry: 10 Year Combined Ratio P&C Industry 2012 – 2021 Average Combined Ratio: 100% E&S Industry 2012 – 2021 Average Combined Ratio: 86% E&S industry DWP has grown at double digit rates the past 4 years driven by rising renewal rates and changes in risk appetite 2012 – 2017 Average Growth Rate: 5% E&S market generated 14 points of underwriting alpha compared to the broader P&C industry Source: S&P Global Market Intelligence (and its affiliates, as applicable). 88% 71% 75% 74% 83% 100% 94% 87% 95% 89% 103% 96% 97% 98% 101% 104% 99% 99% 99% 100% 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 E&S Industry Combined Ratio P&C Industry Combined Ratio

E&S: Broad Risk Appetite Permits Us to 'Pick Our Spots'

Our high caliber underwriting team, and use of technology, provide significant expertise to price our flow of skillfully underwritten risks

- 13 separate underwriting divisions focused on growth in very attractive markets.
- Renewal rates increased more than 13% in each of 2020 and 2021 across our E&S business, as well as 12% during the first six months of 2022.
- The 14% renewal rate increase in 2Q 2022 was the strongest level in a year and the twenty-second consecutive quarter of rate increases compounding to 58%.

	Lead U/W Years of Industry Experience	Gross Written Premium				% Change		
		Year Ended Dec. 31		Six Months Ended June 30				
Division		2020	2021	2021	2022	FY 2021	1H 2022	Description
Excess Casualty	39	$213.0	$285.1	$131.5	$155.0	34%	18%	Following form excess on risks similar to GC and MC
General Casualty	35	125.4	140.6	71.2	89.5	12%	26%	Premises ops (e.g., apartments, offices & restaurants)
Manufacturers & Contractors	39	122.9	139.7	67.5	78.0	14%	16%	Products liability & completed operations exposure
Excess Property	33	37.3	47.2	24.5	29.5	27%	21%	CAT-exposed excess property > 1/100 year return period
Energy	39	51.1	46.2	21.7	24.2	-10%	11%	Oil field service contractors, mining, etc.
Life Sciences	39	35.2	35.9	14.0	16.1	2%	15%	Nutrition products, medical devices and human clinical trials
Allied Health	29	26.9	35.2	18.8	17.3	31%	-8%	Long-term care, outplacement facilities & social services
Commercial Auto	35	30.0	34.6	12.8	19.0	15%	49%	Hired / non-owned auto
Small Business	29	24.8	32.6	16.1	19.4	31%	20%	Small accounts similar to GC and MC; includes contract binding
Environmental	39	17.8	17.1	7.9	11.1	-4%	39%	Environmental contractors and consultants
Sports & Entertainment	35	6.1	9.4	4.3	6.6	54%	54%	Amusement parks, campgrounds, arenas
Professional Liability	29	6.9	8.1	4.1	4.6	18%	12%	E&O for non-medical professionals (lawyers, architects, engineers)
Medical Professionals	29	1.7	1.8	0.9	0.6	8%	-29%	Non-standard physicians and dentists
Total E&S		**$699.1**	**$833.7**	**$395.4**	**$470.9**	**19%**	**19%**	
Core E&S		**$669.1**	**$799.0**	**$382.6**	**$451.9**	**19%**	**18%**	
Commercial Auto		**$30.0**	**$34.6**	**$12.8**	**$19.0**	**15%**	**49%**	

$ in millions

JAMES RIVER GROUP HOLDINGS, LTD.
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Finding Profitable Growth Opportunities 10 Attractive underwriting conditions have allowed for meaningful growth in our Core E&S book at highly profitable margins Achieving meaningful scale at highly attractive rates – disciplined underwriting culture Highly profitable Core E&S underwriting margins, poised to benefit from expected rate increases in the current environment Remaining disciplined with quoting business, but binding a higher % as market capacity remains tight and renewal business grows PIF growth has been strong as we maintain our core, profitable SME business focus 23% 23% 23% 21% 21% 21% 21% 31% 29% 30% 34% 36% 41% 43% 2016 2017 2018 2019 2020 2021 LTM 2Q22 Quote to Submission % Bind to Quote % 12.7 13.2 15.1 19.9 25.0 30.5 31.5 $20.0 $21.4 $21.5 $24.9 $26.1 $23.9 $22.8 2016 2017 2018 2019 2020 2021 LTM 2Q22 Policies in Force (000's) Avg. Premium Size ($000) $261 $282 $334 $517 $669 $799 $868 0% 3% 10% 16% 32% 49% 58% 2016 2017 2018 2019 2020 2021 LTM 2Q22 Core E&S GWP ($ MM) Compound Rate Change 85% 85% 94% 93% 75% 84% 84% 2016 2017 2018 2019 2020 2021 LTM 2Q22 Core E&S Combined Ratio

Specialty Admitted: Growth With Limited Risk Retention

Fronting business continues to experience meaningful growth as recently added programs mature and expand

- Capital light, deal-driven business with limited risk retention.
- Lower risk fee-income business complements our highly profitable Core E&S underwriting business.
- Increased demand for fronting paper driven by hard market conditions as start-ups and MGAs / MGUs search for capacity.
- Seeing an active flow of submissions for new fronting programs; new programs added are expected to continue to ramp.
- Workers' compensation gross written premium declined compared to the prior year during 1H22 due to prudent portfolio management in a competitive market. Excluding a large workers' compensation program, fronted programs premium increased 4.3% in the first six months of 2022 compared to the prior year period.

Fronted Programs GWP (1)

Fronted programs premium represent 89% of the GWP of our Specialty Admitted Segment (1)


+5% for 2Q22 LTM
$330 $319 $320 $324 $323 $322 $334 $345 $370 $413 $424 $434 $433 $432
Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22

Fee Income (1)

Consistent and predictable stream of earnings


+16% for 2Q22 LTM
$15 $15 $15 $16 $16 $18 $18 $19 $20 $20 $21 $23 $23 $24
Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22

$ in millions

(1) Presented on an LTM basis as of the period indicated.

JAMES RIVER GROUP HOLDINGS, LTD.
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0% 27% 31% 33% 35% 59% 100% 0.7% 1.5% 1.8% 3.0% 4.2% 6.0% 8.7% 12 We Represent a Unique Investment Opportunity 2021 Cat Losses % of Loss Ratio (1) 2021 E&S DWP as a % of total GWP (2) Our focus on low volatility, niche casualty E&S business and prudent reinsurance purchasing results in little catastrophe exposure, differentiating us from specialty peers We are the 2 nd most concentrated company in terms of E&S exposure, providing investors concentrated exposure to an attractive market (3) 70% (3) Source: S&P Global Market Intelligence (and its affiliates, as applicable), SEC filings. (1) Represents total pre - tax catastrophe losses as disclosed in company filings divided by net earned premiums for the 12 months end ed December 31, 2021. (2) Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S di rec t written premium divided by GAAP consolidated gross written premium. (3) 59% based on statutory E&S DWP as defined and calculated by S&P Global Market Intelligence. 70% based on GAAP E&S GWP (includ ing assumed business in our Casualty Reinsurance segment).

Capital Position

Our balance sheet enables us to continue to capitalize on an extremely attractive P&C market

	Balance Sheet as of:				
	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Assets					
Total Invested Assets	$2,202.3	$2,061.4	$2,130.5	$2,125.0	$2,038.0
Cash and Cash Equivalents (1)	360.9	220.6	190.1	270.2	350.7
Goodwill and Intangible Assets	218.1	218.0	217.9	217.8	217.7
Total Assets	5,391.8	4,784.1	4,948.6	5,267.2	5,265.3
Liabilities and Shareholders' Equity					
Reserve for Losses and LAE	2,447.0	2,596.8	2,748.5	2,750.2	2,730.6
Senior Debt	262.3	262.3	262.3	222.3	222.3
Junior Subordinated Debt	104.1	104.1	104.1	104.1	104.1
Total Debt	366.4	366.4	366.4	326.4	326.4
AOCI	54.6	43.1	30.0	(56.0)	(114.6)
Series A Redeemable Preferred Shares	-	-	-	144.9	144.9
Shareholders' Equity	858.5	813.6	725.4	647.7	594.4
Tangible Equity	640.4	595.7	507.5	574.8	521.6
Tangible Common Equity	640.4	595.7	507.5	429.9	376.7
Shareholders' Equity per Share	$23.03	$21.82	$19.41	$17.30	$15.87
Tangible Equity per Share	$17.18	$15.98	$13.58	$13.34	$12.10
Tangible Common Equity per Share	$17.18	$15.98	$13.58	$11.48	$10.06
Common Shares Outstanding	37.3	37.3	37.4	37.4	37.5
Leverage Ratio (2)	28%	29%	31%	23%	23%
Net Written Premium / Tangible Equity (3)	1.12x	1.22x	1.47x	1.30x	1.43x

Commentary

- Completed common equity raise in 2Q 2021 and issuance of Series A preferred shares in 1Q 2022, along with loss portfolio transfer transactions covering run off commercial auto and the majority of Casualty Reinsurance segment reserves.
- Have reduced debt and financial leverage ratio in recent periods.
- These actions have bolstered the balance sheet and position the business for expected profitable growth at the current strong pace in order to generate a compelling return on tangible common equity.
  - 2Q 2022 operating leverage was 1.43x and financial leverage was 23%.
- The decline in AOCI during 1H22 primarily reflects the impact of a decline in market value of our fixed maturity securities due to a rise in interest rates. This change does not impact our leverage ratio, in accordance with our credit agreements.

$ and shares in millions, except per share figures.
(1) Excluding restricted cash equivalents.
(2) Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.
(3) Net written premium presented on an LTM basis as of the period indicated.

JAMES RIVER GROUP HOLDINGS, LTD.
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Investment Portfolio

The Company holds a conservative portfolio given its focus on underwriting risk

Investment Portfolio as of June 30, 2022

Total Cash and Investments (excluding restricted cash): $2,389 MM



15%
2%
5%
7%
4%
67%
Fixed Maturity Securities
Equity Securities
Bank Loans
Short-Term Investments
Other Invested Assets
Cash and Cash Equivalents (excluding restricted cash)

Net Investment Income	Second Quarter 2021	Second Quarter 2022	Change (%)
Renewable Energy Investments	$0.4	$0.3	(37)%
Other Private Investments	0.4	(0.7)	NM
All Other Net Investment Income	13.5	15.2	12%
Total Net Investment Income	$14.3	$14.7	2%

$ in millions
(1) Includes fixed maturity, bank loan and equity securities.
(2) Excluding restricted cash equivalents.

Commentary

- Balanced portfolio focused on high quality fixed maturities, with small allocation to unique strategies to enhance returns.
- Weighted average rating of A+ across the portfolio, similar to recent periods.
- Total invested assets declined by 7% from the prior year quarter, primarily due to the transfer of funds in connection with the LPT reinsurance agreement executed during 3Q21 and a reduction in market values during 1H22.
- Annualized gross investment yield increased primarily as a result of higher yields on fixed maturity securities and bank loan participations.
- Investment income increased from 2Q 2021 levels due to:
  i. Higher yields on high grade fixed maturities as stronger reinvestment rates are beginning to increase the book yield of the portfolio.
  ii. Income from renewable energy and other private investments declined from the prior year quarter.

	Portfolio Statistics 2Q21	Portfolio Statistics 2Q22
Gross Investment Yield (1)	2.8%	3.4%
Average Duration (2)	3.9 years	4.2 years

JAMES RIVER GROUP HOLDINGS, LTD.
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Key Investment Highlights 15 Significant valuation upside when compared to public trading multiples of E&S focused peers Large and Expanding Addressable Market Valuation Upside Potential Strengthened reserves as well as LPT transactions covering run off commercial auto and the majority of historical Casualty Reinsurance reserves, result in a significantly de - risked balance sheet Large and Expanding Addressable Market Well Capitalized and Strong Balance Sheet Proven market leader with focus on the small and middle market; one of the highest E&S concentrations with minimal property catastrophe exposure Large and Expanding Addressable Market Market Leading E&S Carrier Robust E&S market poised for continued expansive growth driven by favorable macro trends and strong pricing conditions Large and Expanding Addressable Market Capitalizing on a ‘once in a generation’ pricing market Track record of generating superior underwriting margins from our core niche casualty focused risks Large and Expanding Addressable Market Strong Track Record of Profitable Underwriting in Core Business

Appendix: 2Q 2022 Earnings

Consolidated Performance

$ in millions, except per share figures	2Q21	2Q22	% Change
Key Income Statement Items			
Gross Written Premium	$380.1	$399.7	5%
Net Written Premium	193.6	194.7	1%
Net Earned Premium	172.7	186.3	8%
Net Investment Income	14.3	14.7	2%
Total Revenues	191.6	184.8	(4)%
Total Expenses	159.1	174.5	10%
Net Income Available to Common Shareholders	20.8	5.0	(76)%
Net Realized and Unrealized (Gains) Losses on Investments	(2.7)	15.0	NM
Other Expenses	0.7	0.0	NM
Adjusted Net Operating Income	18.8	20.0	6%
Underwriting Ratios			
Accident Year Loss Ratio	65.7%	66.0%	0.3%
Prior Year Development	(2.0)%	(0.8)%	1.2%
Loss Ratio	63.7%	65.2%	1.5%
Expense Ratio (1)	26.0%	25.8%	(0.2)%
Combined Ratio	89.7%	91.0%	1.3%
Accident Year Combined Ratio	91.7%	91.8%	0.1%
Key Balance Sheet Items			
Shareholders' Equity per Share (2)	$23.03	$15.87	(28)%
Tangible Equity per Share (2)	$17.18	$12.10	(25)%
Tangible Common Equity per Share (2)	$17.18	$10.06	(37)%

Commentary

- 5% increase in gross written premium, with continued growth in E&S partially offset by an expected reduction in Casualty Re premium.
- Net written and net earned premium growth was 1% and 8%, respectively, reflecting growth in gross premium over the trailing twelve months and changes in retention.
- Net investment income increased 2% due largely to stronger income from fixed maturities and equities, while income from renewable energy and other private investments declined from the prior year period primarily due to market volatility.
- The accident year loss ratio was 66.0% and increased 0.3 points from the prior year quarter due to a higher current accident year loss ratio in Specialty Admitted and Casualty Reinsurance.
- Favorable prior year development of $1.6 MM or 0.8 points was primarily due to workers' compensation exposures within the Specialty Admitted segment.
- The expense ratio of 25.8% was down slightly compared to the 26.0% reported in the prior year quarter due to 8% growth in net earned premium and fee income, while underwriting expenses increased at a slightly lower rate.

(1) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in "Other income" in our Condensed Consolidated Income Statements of $0.9 million for the three months ended June 30, 2022 ($1.0 million in the prior year period), and a denominator of net earned premiums.
(2) % change is adjusted for dividends per common share paid from 3Q 2021 to 2Q 2022 totaling $0.70 per share.

JAMES RIVER GROUP HOLDINGS, LTD.
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18 E&S Segment Performance Commentary • Gross written premium growth of 25%, including double digit growth in ten of thirteen underwriting divisions. • Renewal rates increased 14.1% across the segment during the second quarter of 2022, which was the twenty - second consecutive quarter of renewal rate increases compounding to 58.1%. • Nearly all underwriting divisions reported rate increases and positive growth compared to the prior year quarter. • The accident year loss ratio was 64.7% compared to 65.3% in the prior year quarter. • Prior year development was de minimis during the second quarter of 2022, while the prior year quarter included $7.5 MM or 6.3 points of favorable reserve development. • The expense ratio of 19.1% increased 0.9 points compared to the prior year period. $ in millions % 2Q21 2Q22 Change Key Segment Results Gross Written Premium $214.0 $266.6 25% Net Written Premium 135.2 166.0 23% Net Earned Premium 117.9 137.9 17% Losses and Loss Adjustment Expenses 69.6 89.2 28% Underwriting Expenses 21.4 26.4 23% Underwriting (Loss) Profit 26.9 22.3 (17)% Underwriting Ratios Accident Year Loss Ratio 65.3% 64.7% (0.6)% Prior Year Development (6.3)% 0.0% 6.3% Loss Ratio 59.0% 64.7% 5.7% Expense Ratio 18.2% 19.1% 0.9% Combined Ratio 77.2% 83.8% 6.6% Accident Year Combined Ratio 83.5% 83.8% 0.3%

Specialty Admitted Segment Performance

$ in millions	2Q21	2Q22	% Change
Key Segment Results			
Gross Written Premium	$129.2	$125.0	(3)%
Net Written Premium	21.5	18.4	(14)%
Net Earned Premium	18.6	18.1	(2)%
Gross Fee Income	5.4	5.9	8%
Losses and Loss Adjustment Expenses	13.4	13.2	(1)%
Underwriting Expenses	3.1	3.7	19%
Underwriting Profit (1)	2.1	1.3	(41)%
Underwriting Ratios			
Accident Year Loss Ratio	77.3%	81.4%	4.1%
Prior Year Development	(5.4)%	(8.5)%	(3.1)%
Loss Ratio	71.9%	72.9%	1.0%
Expense Ratio	16.6%	20.2%	3.6%
Combined Ratio	88.5%	93.1%	4.6%
Accident Year Combined Ratio	93.9%	101.6%	7.7%

Commentary

- Gross written premium declined 3%, reflecting a 17% reduction in individual risk workers' compensation and a 2% decline in fronting and program premium.
- Excluding a large workers' compensation focused program, fronting and program premium increased 2.2% in the second quarter of 2022 despite the loss of a fronting partner that was acquired at the end of 2021.
- Strong fronting and programs pipeline remains intact, including new programs bound during the second quarter of 2022.
- Workers' compensation gross written premium declined due to prudent portfolio management in a competitive market.
- Gross fee income increased 8% compared to the prior year quarter.
- The accident year loss ratio of 81.4% during the second quarter of 2022, was 4.1 points higher than the prior year quarter due to a slightly higher loss pick in the workers' compensation business.
- Favorable prior year development of 8.5 points in the second quarter of 2022 was related to the workers' compensation business and compared to 5.4 points in the prior year quarter.

(1) Underwriting profit includes gross fee income of $5.9 million for the three months ended June 30, 2022 ($5.4 million for the same period in the prior year).

JAMES RIVER GROUP HOLDINGS, LTD.
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20 Casualty Reinsurance Segment Performance Commentary • Gross written premium decreased 78% compared to the prior year quarter due to the non - renewal of several treaties and lower participation on certain ongoing treaties. • The segment gross written premiums are expected to be meaningfully downsized over the course of 2022. • Since the earning patterns of the business can extend over multiple years, changes in net earned premium for this segment will lag the expected decline in gross and net written premium. • The accident year loss ratio during the second quarter of 2022 was 62.7%, which was 1.8 points above the prior year quarter. • There was no prior year development during the second quarter of 2022, compared to 13.9 points of reserve strengthening in the prior year quarter. $ in millions % 2Q21 2Q22 Change Key Segment Results Gross Written Premium $36.9 $8.1 (78)% Net Written Premium 36.9 10.3 (72)% Net Earned Premium 36.2 30.2 (16)% Losses and Loss Adjustment Expenses 27.0 19.0 (30)% Underwriting Expenses 12.4 9.2 (26)% Underwriting (Loss) Profit (3.3) 2.1 NM Underwriting Ratios Accident Year Loss Ratio 60.9% 62.7% 1.8% Prior Year Development 13.9% 0.0% (13.9)% Loss Ratio 74.8% 62.7% (12.1)% Expense Ratio 34.4% 30.5% (3.9)% Combined Ratio 109.2% 93.2% (16.0)% Accident Year Combined Ratio 95.3% 93.2% (2.1)%

Appendix: Non - GAAP Reconciliation

Non - GAAP Measures Reconciliation 22 $ in millions Source: Company filings. Underwriting Profit (Loss) 2019 2020 2021 2Q21 2Q22 Underwriting profit (loss) of the operating segments: Excess and Surplus Lines $19.2 $9.8 ($121.5) $26.9 $22.3 Specialty Admitted Insurance 5.9 4.2 9.7 2.1 1.3 Casualty Reinsurance (7.2) (18.4) (117.5) (3.3) 2.1 Total underwriting profit (loss) of operating segments 17.9 (4.4) (229.3) 25.7 25.6 Operating expenses of Corporate and Other segment (27.7) (29.4) (27.6) (7.9) (8.9) Underwriting profit (loss) (9.8) (33.8) (256.9) 17.8 16.8 Net investment income 75.7 73.4 56.9 14.3 14.7 Net realized and unrealized (losses) gains on investments (2.9) (16.0) 15.6 3.5 (17.1) Other income and expenses 0.1 (1.0) (2.2) (0.8) 0.0 Interest expense (10.6) (10.0) (8.9) (2.2) (4.0) Amortization of intangible assets (0.6) (0.5) (0.4) (0.1) (0.1) Income (loss) before taxes $51.9 $11.9 ($196.0) $32.5 $10.3 12 Months Ended Dec 31,

Non - GAAP Measures Reconciliation 23 $ in millions Source: Company filings. Adjusted Net Operating (Loss) Income 2019 2020 2021 2Q21 2Q22 Income (loss) available to common shareholders $38.3 $4.8 ($172.8) $20.8 $5.0 Net realized and unrealized losses (gains) on investments 3.8 14.8 (13.3) (2.7) 15.0 Other expenses 0.8 1.6 1.8 0.7 0.0 Adjusted net operating (loss) income $42.9 $21.2 ($184.2) $18.8 $20.0 Tangible Equity & Tangible Common Equity 2019 2020 2021 2Q21 2Q22 Shareholders’ equity $778.6 $795.6 $725.4 $858.5 $594.4 Plus: Series A redeemable preferred shares - - - - 144.9 Less: Goodwill and intangible assets (218.8) (218.2) (217.9) (218.1) (217.7) Tangible equity $559.8 $577.4 $507.5 $640.4 $521.6 Less: Series A redeemable preferred shares - - - - (144.9) Tangible common equity $559.8 $577.4 $507.5 $640.4 $376.7 Shares outstanding (000's) 30,424 30,649 37,373 37,276 37,450 Shares from conversion of Series A preferred - - - - 5,640 Shares outstanding after conversion of Series A preferred 30,424 30,649 37,373 37,276 43,090 Shareholders' equity per share $25.59 $25.96 $19.41 $23.03 $15.87 Tangible equity per share $18.40 $18.84 $13.58 $17.18 $12.10 Tangible common equity per share $18.40 $18.84 $13.58 $17.18 $10.06 12 Months Ended Dec 31, 12 Months Ended Dec 31,

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